EXHIBIT 99.1

55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
(973) 942-1111    Fax (973) 942-9816
www.greatercommunity.com

Greater Community Bancorp Reports Second Quarter 2005 EPS of $0.28, Up 16.7%

TOTOWA, N.J. — July 20, 2005--Greater Community Bancorp (Nasdaq: GFLS) today reported net income for the second quarter of 2005 of $2.2 million, an increase of 20.5% over the $1.8 million reported for the second quarter of 2004. Diluted earnings per share were $0.28, an increase of 16.7% over the $0.24 reported for the prior-year second quarter.

For the first six months of 2005, the Company reported net income of $4.4 million, an increase of 19.7% over the $3.7 million reported for the first six months of 2004. Diluted earnings per share were $0.55, an increase of 17.0% over the $0.47 reported for the prior-year period.

Anthony M. Bruno, Jr., Chairman and CEO of Greater Community Bancorp, commented, “We are pleased with the results for the first six months of 2005, given the competitive challenges we have faced. We are continually monitoring our net interest margin while seeking avenues to increase fee income and contain operating expenses.”

Total revenue, consisting of net interest income and non-interest income, was $9.5 million for the second quarter of 2005, an increase of 12.9% over the prior-year second quarter. Net interest income increased 19.7% to $7.9 million, reflective of growth in average earning assets of 9.5% for the same period.

“We did experience an increase in interest expense due to an increase in average interest bearing liabilities coupled with increased cost of funds. The Federal Reserve’s rate increases over the last several quarters have provided an additional challenge in managing our net interest margin.”

Non-interest income for the second quarter of 2005 was $1.7 million, a 10.9% decrease from the second quarter of 2004 as a result of a reduction in gain on sale of investment securities recorded in the second quarter of 2005. Excluding securities gains, non-interest income increased moderately for the comparable periods.

Non-interest expense totaled $6.0 million for the second quarter of 2005, an increase of 10.1% over the second quarter of 2004. Salaries and benefits rose 8.2%, primarily the result of rising health care costs and normal salary adjustments. Nonetheless, the efficiency ratio improved to 64.7% from 69.3% in last year’s second quarter.

At June 30, 2005, total assets were $904.8 million, an increase of 13.0% over the prior year. Loan and lease balances grew $94.2 million year-over-year, or 17.3%. Loan growth was funded primarily through deposit growth. Deposits increased 14.4%, and included 14.0% growth in non-interest bearing deposits. Core deposits now constitute 71.0% of total deposits.

Mr. Bruno noted, “Asset quality trends have improved from a year ago. Our non-performing assets declined to $2.3 million from $3.0 million in the prior year second quarter and we are adequately reserved against our current non-performing levels”. Non-performing assets were 0.26% of total assets at June 30, 2005, down from 0.37% twelve months ago. Loan and lease loss reserves were 1.43% of period-end loans and leases compared with 1.58% a year ago.

In June, our Board declared a 2.5% stock dividend and a $0.13 per share cash dividend, which together represent an increase of 10.8% over the cash dividend paid in the first quarter. This represents an annualized cash dividend of $0.52 per share. Shareholders’ equity totaled $61.4 million at June 30, 2005, up 17.0% from twelve months ago.

About the Company

Greater Community Bancorp is a financial holding company headquartered in Totowa, New Jersey. The Company operates sixteen full-service branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries: Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. The banking subsidiaries provide traditional commercial and retail banking services to small businesses and consumers. The Company through its banking subsidiary, Greater Community Bank, operates an equipment leasing and financing subsidiary, Highland Capital Corp. In addition, Greater Community Financial, a division of Greater Community Bank, provides a wide range of investment products and services exclusively through Raymond James Financial Services, Inc., member NASD/SIPC. (Securities are not FDIC insured or bank guaranteed, and are subject to risk and may lose value).

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT at Greater Community Bancorp:
Anthony M. Bruno, Jr.
973-942-1111 x 1001
anthony.bruno@greatercommunity.com

SOURCE: Greater Community Bancorp

Greater Community Bancorp
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

(dollars in thousands, except per share data)	2nd Qtr 2005	1st Qtr 2005	4th Qtr 2004	3rd Qtr 2004	2nd Qtr 2004

EARNINGS
Net interest income	$7,879	$7,479	$7,083	$7,014	$6,583
Provision for loan and lease losses	229	211	207	245	356
Non-interest income	1,658	1,786	1,469	1,599	1,861
Non-interest expense	6,039	5,854	4,690	5,507	5,484
Net income	2,211	2,163	2,156	1,976	1,835

PER SHARE DATA [1]
Earnings per share - basic	$0.28	$0.28	$0.28	$0.26	$0.24
Earnings per share - diluted	0.28	0.27	0.27	0.25	0.24
Book value per share	7.80	7.59	7.53	7.26	6.94
Cash dividends per share	0.13	0.12	0.12	0.12	0.12

PERFORMANCE RATIOS
Return on average assets	1.02%	1.06%	1.05%	0.99%	0.93%
Return on average equity	14.66%	14.77%	15.05%	14.80%	13.84%
Net interest margin (tax equivalent basis)	3.96%	4.00%	4.03%	3.85%	3.64%
Efficiency ratio	64.68%	66.33%	54.84%	66.26%	69.29%

MARKET DATA
Market value per share - period end [1]	$15.99	$16.00	$16.42	$14.20	$14.27
Market value/book value	2.05	2.06	2.13	1.91	2.01
Cash dividend yield [1]	3.26%	3.04%	2.91%	3.36%	3.38%
Common stock dividend payout ratio	47.24%	42.86%	43.06%	46.68%	50.00%
Period-end common shares outstanding (000) [1]	7,871	7,801	7,759	7,585	7,554
Common stock market capitalization ($Millions)	125.85	121.77	124.30	105.08	105.17

CAPITAL & LIQUIDITY
Equity to assets	6.78%	6.95%	7.08%	6.78%	6.56%
Average loans and leases to deposits	92.45%	97.56%	95.99%	92.82%	85.80%

ASSET QUALITY
Net loan and lease charge-offs (recoveries)	$212	$23	$23	$120	$321
Net loan and lease charge-offs (recoveries) to average loans [2]	0.13%	0.02%	0.02%	0.08%	0.24%
Nonperforming assets + 90 days past due	$2,316	$1,801	$2,716	$3,787	$2,957
NPAs + 90 day past due/ Total assets	0.26%	0.21%	0.33%	0.47%	0.37%
Allowance for loan and lease losses/ Total loans & leases	1.43%	1.45%	1.46%	1.48%	1.58%

END OF PERIOD BALANCES
Total loans and leases, net of unearned income	$638,526	$625,493	$611,192	$589,441	$544,347
Total assets	904,839	852,120	825,363	812,669	800,675
Total deposits	712,880	663,649	603,950	610,183	623,005
Shareholders' equity	61,360	59,191	58,424	55,083	52,442
Full-time equivalent employees	190	196	197	194	195

AVERAGE BALANCES
Total loans and leases, net of unearned income	$631,547	$617,872	$595,306	$568,778	$533,380
Total earning assets	805,134	765,113	750,625	732,586	735,102
Total assets	871,861	828,988	814,065	795,952	797,406
Total deposits	683,133	633,332	620,167	612,760	621,664
Shareholders' equity	60,495	59,375	57,001	53,125	53,319

[1] Restated for stock dividends
[2] Annualized for comparative purposes.

Greater Community Bancorp
Consolidated Balance Sheets
(dollars in thousands, except per share data)

	June 30,
	2005	2004
	(Unaudited)

ASSETS
CASH AND DUE FROM BANKS - Non interest-bearing	$29,294	$27,547
FEDERAL FUNDS SOLD	47,450	37,200

Total cash and cash equivalents	76,744	64,747
DUE FROM BANKS - Interest-bearing	6,621	6,456
INVESTMENT SECURITIES - Available-for-sale	95,452	139,730
INVESTMENT SECURITIES - Held-to-maturity (aggregate fair values of
$43,279 and $3,615 at June 30, 2005 and 2004, respectively)	43,464	3,635

Total investment securities	138,916	143,365
LOANS AND LEASES, net of unearned income	638,526	544,347
Less: Allowance for loan and lease losses	(9,123)	(8,610)

Net loans and leases	629,403	535,737
PREMISES AND EQUIPMENT, net	10,606	7,447
ACCRUED INTEREST RECEIVABLE	3,292	2,670
OTHER REAL ESTATE OWNED	849	849
BANK-OWNED LIFE INSURANCE	14,763	14,277
GOODWILL	11,574	11,574
OTHER ASSETS	12,071	13,553

TOTAL ASSETS	$904,839	$800,675

LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
Non interest-bearing	$185,644	$162,873
Interest-bearing checking	232,119	178,186
Savings	88,738	100,995
Time deposits less than $100	149,607	147,556
Time deposits $100 and over	56,772	33,395

Total deposits	712,880	623,005
FHLB ADVANCES	85,000	85,000
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	9,433	8,171
ACCRUED INTEREST PAYABLE	1,967	1,513
OTHER LIABILITIES	9,456	5,801
SUBORDINATED DEBT	24,743	24,743

Total liabilities	843,479	748,233

SHAREHOLDERS' EQUITY:
Common stock, par value $0.50 per share: 20,000,000 shares authorized, 7,870,756 and
7,553,677 shares outstanding at June 30, 2005 and 2004, respectively	3,937	3,685
Additional paid-in capital	52,397	45,983
Retained earnings	3,840	2,141
Accumulated other comprehensive income	1,186	633

Total shareholders' equity	61,360	52,442

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$904,839	$800,675

Greater Community Bancorp
Consolidated Statements of Income
(dollars in thousands, except per share data)

	THREE MONTHS ENDED June 30,		SIX MONTHS ENDED June 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)

INTEREST INCOME:
Loans and leases	$10,192	$8,204	$19,831	$16,495
Investment securities	1,442	1,338	2,740	2,824
Federal funds sold and deposits with banks	256	163	349	263

Total interest income	11,890	9,705	22,920	19,582

INTEREST EXPENSE:
Deposits	2,359	1,502	4,212	2,827
Short-term borrowings	1,145	1,113	2,336	2,263
Long-term borrowings	507	507	1,014	1,014

Total interest expense	4,011	3,122	7,562	6,104

NET INTEREST INCOME	7,879	6,583	15,358	13,478

PROVISION FOR LOAN & LEASE LOSSES	229	356	440	717

Net interest income after provision for loan and lease losses	7,650	6,227	14,918	12,761

NON-INTEREST INCOME:
Service charges on deposit accounts	731	725	1,461	1,429
Other commission and fees	197	158	355	382
Loan fee income	174	108	269	186
Gain on sale of investment securities	200	530	640	819
Gain on sale of leases	-	1	-	2
Bank-owned life insurance	133	126	260	251
All other income	223	213	458	419

Total non-interest income	1,658	1,861	3,443	3,488

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,410	3,152	6,773	6,305
Occupancy and equipment	933	873	1,883	1,817
Regulatory, professional and other fees	619	488	1,136	995
Computer services	162	139	311	281
Office expenses	308	295	614	595
Other operating expenses	607	537	1,175	1,051

Total non-interest expense	6,039	5,484	11,892	11,044

			-	-
INCOME BEFORE PROVISION FOR INCOME TAXES	3,269	2,604	6,469	5,205
			-	-
PROVISION FOR INCOME TAXES	1,058	769	2,095	1,551

NET INCOME	$2,211	$1,835	$4,374	$3,654

Weighted average shares outstanding - Basic	7,830	7,540	7,803	7,473
Weighted average shares outstanding - Diluted	8,035	7,883	8,009	7,833

Earnings per share - Basic	$0.28	$0.24	$0.56	$0.49
Earnings per share - Diluted	$0.28	$0.24	$0.55	$0.47